EXHIBIT 10.21

INTERCREDITOR AGREEMENT AND AMENDMENT

This INTERCREDITOR AGREEMENT AND AMENDMENT, dated as of October 7, 2021 (this “Agreement”), is among Sament Capital Investments, Inc., a California corporation (the “Senior Creditor”), Edible Garden AG Incorporated, a Delaware corporation (the “Debtor”), and Evergreen Capital Management LLC, as collateral agent (the “Agent”) for the Noteholders of the Notes of the Company referred to below (collectively, the “Subordinating Creditors”).

RECITALS

A. The Senior Creditor has or expects to acquire a security interest in the Senior Creditor Collateral, which consists of assets of the Debtor in which the Agent, for itself and for the benefit of the Subordinating Creditors, also has a security interest.

B. The Debtor has issued its 15% OID Senior Secured Promissory Notes due July 7, 2022, and may issue one or more similar senior secured promissory notes (as amended, and together with any promissory note(s) issued in exchange for or upon the transfer thereof, collectively, the “Notes”) pursuant to the Securities Purchase Agreement dated as of October 7, 2021 (the “Purchase Agreement”) between the Company and the Subordinating Creditors. The Debtor and the Agent are parties to certain financing agreements pursuant to which Debtor has granted the Agent, for itself and for the benefit of the Subordinating Creditors, a security interest in certain of the Senior Creditor Collateral.

C. The Creditors are executing this Agreement to set forth their lien priorities with respect to the Senior Creditor Collateral.

D. To induce Senior Creditor to extend financial accommodations to the Debtor, the Agent and the Subordinating Creditors have agreed to subordinate in favor of Senior Creditor their security interest in the Senior Creditor Collateral.

NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Creditors hereby agree as follows:

AGREEMENT

1. DEFINITIONS. THE FOLLOWING TERMS USED HEREIN SHALL HAVE THE FOLLOWING MEANING. ALL CAPITALIZED TERMS NOT HEREIN DEFINED SHALL HAVE THE MEANING SET FORTH IN THE UNIFORM COMMERCIAL CODE, AS ENACTED IN THE CHOSEN STATE ON THE DATE HEREOF:

1.1 “Bankruptcy Code” — Title 11 of the United States Code.

1.2 “Chosen State” – New Jersey.

1.3 “Creditors” —The Subordinating Creditors and the Senior Creditor.

1.4 “Debtor” — See preamble.

1.5 “Party” — The Agent, for the benefit of the Subordinating Creditors, the Debtor, and the Senior Creditor.

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1.6 “Senior Creditor” — See preamble

1.7 “Senior Creditor Collateral” - All of the tangible greenhouse assets of the Debtor located at 283 County Road 519, Belvidere, New Jersey 07823, all proceeds thereof, if any, and all substitutions, replacements, and accessions thereto.

1.8 “Senior Creditor Obligations” - Obligations of the Debtor to the Senior Creditor secured by the Senior Creditor Collateral.

1.9 “Subordinating Creditor” — See Preamble.

1.10 “Subordinating Creditor Agreements” — All agreements now or hereafter entered into between the Debtor, the Subordinating Creditors and/or the Agent secured by the Senior Creditor Collateral.

1.11 “Subordinating Creditor Obligations” — Indebtedness owed by the Debtor to the Subordinating Creditors secured by Senior Creditor Collateral.

2. PRIORITY.

2.1 Notwithstanding the terms or provisions of any agreement or arrangement which either Creditor may now or hereafter have with the Debtor or any rule of law, and irrespective of the time, order, or method of attachment or perfection of any security interest or the recordation or other filing in any public record of any financing statement, the Senior Creditor Obligations and any security interests in the Senior Creditor Collateral now or hereafter held by the Senior Creditor, whether or not perfected, are and shall remain senior to the Subordinating Creditor Obligations and any lien or security interest therein now or hereafter held by the Agent, for the benefit of the Subordinating Creditors, of the Subordinating Creditors in the Senior Creditor Collateral.

3. ENFORCEMENT OF SECURITY INTEREST.

3.1 Neither the Agent nor any Subordinating Creditor shall have the right to take any action with respect to the Senior Creditor Collateral, whether by judicial or non-judicial foreclosure, recordation or enforcement of mechanics liens, notification to the Debtor’s Account Debtors, the seeking of the appointment of a receiver for any portion of the Debtor’s assets, setoff, or otherwise, unless and until all Senior Creditor Obligations have been fully paid.

3.2 If the Agent or any Subordinating Creditor, in contravention of the terms of this Agreement, shall commence, prosecute, or participate in any suit, action, or proceeding against the Debtor or initiate any foreclosure sale or proceeding or any other action to enforce its lien on any of the Senior Creditor Collateral, then the Debtor may interpose as a defense or plead the making of this Agreement, and the Senior Creditor may intervene and interpose such defense or plea in its name or in the name of the Debtor. If the Agent or any Subordinating Creditor, in contravention of the terms of this Agreement, shall attempt to enforce any remedies prohibited by this Agreement, then the Senior Creditor or the Debtor may, by virtue of this Agreement, restrain the enforcement thereof in the name of the Senior Creditor or in the name of the Debtor.

3.3 If Senior Creditor, pursuant to the rights granted to the Senior Creditor under the terms of this Agreement or applicable law, shall dispose of any or all of the Senior Creditor Collateral such disposition shall be deemed commercially reasonable if, in the written opinion of three (3) commercial loan officers with three (3) or more years of workout experience each, the manner of the disposition is not inconsistent with the manner in which such commercial loan officers would have handled the disposition.

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4. PROCEEDS OF COLLATERAL.

4.1 Any proceeds of the Senior Creditor Collateral, or proceeds of proceeds, received by the Agent or any Subordinating Creditor shall be, immediately upon discovery, paid to the Senior Creditor.

5. COVENANTS AND WARRANTIES OF THE AGENT.

5.1 The Agent warrants covenants and represents that:

5.1.1 The Subordinating Creditors are the owners of the Subordinating Creditor Obligations;

5.1.2 [Intentionally Omitted].

5.1.3 It shall cause the Subordinating Creditors to not, at any time while this Agreement is in effect, assign any of the Subordinating Creditor Obligations to any entity which does not agree in a writing, satisfactory in form and substance to the Senior Creditor, to be bound by all of the obligations of the Subordinating Creditors hereunder. In the case of any such proposed assignment by the Subordinating Creditors, the Agent will notify the Senior Creditor at least five (5) business days prior to the date of any of such assignment.

5.1.4 It and the Subordinating Creditors waive any rights any one of them may have to claim that the enforceability of this Agreement may be affected by any subsequent modification, release, extension, or other change, material or otherwise, in the Senior Creditor Obligations or the Senior Creditor Collateral.

6. REMEDY FOR BREACH.

6.1 Any breach hereof is likely to cause irreparable damage to the aggrieved party. Therefore, the relief to which such party shall be entitled in such event shall include, but not be limited to: (a) a mandatory injunction for specific performance, (b) judicial relief to prevent a violation of any of the provisions of this Agreement, (c) damages, and (d) any other relief to which it may be entitled at law or in equity.

7. AMENDMENT OF SUBORDINATING CREDITOR AGREEMENTS.

7.1 This Agreement shall be deemed an amendment to all present and future Subordinating Creditor Agreements, which cannot be further amended to affect the rights of Senior Creditor hereunder.

7.2 The consent of Senior Creditor shall not be required for any further amendment of the Subordinating Creditor Agreements.

7.3 The parties agree that Subordinating Creditors may accept from Debtor regularly-scheduled principal and interest payments on the Subordinating Creditor Obligations, including without limitation all prepayments of the Notes made prior to the maturity date of the Notes in accordance with the terms thereof. The foregoing notwithstanding, the Agent shall cause the Subordinating Creditors not to otherwise accelerate the maturity date of any Subordinating Creditor Obligation under any Subordinating Creditor Agreement without first giving Senior Creditor no less than thirty (30) days prior written notice.

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8. EFFECT OF BANKRUPTCY.

8.1 This Agreement shall remain in full force and effect notwithstanding the filing of a petition for relief by or against the Debtor under the Bankruptcy Code and, without limiting the foregoing shall apply with full force and effect with respect to all Senior Creditor Collateral acquired by the Debtor, and obligations incurred by the Debtor to the Subordinating Creditors, subsequent to the date of any such petition.

8.2 If the Debtor shall become subject to a proceeding under the Bankruptcy Code and if Senior Creditor shall permit the use of cash collateral or provides financing to Debtor under either Section 363 or Section 364 of the Bankruptcy Code:

8.2.1 Adequate notice to Subordinating Creditors shall have been provided if the Agent receives notice one business day prior to the entry of the appropriate order; and

8.2.2 Subordinating Creditors and the Agent will raise no objection thereto on the ground of a failure to provide adequate protection for Subordinating Creditor’s security interest in the Senior Creditor Collateral.

9. NO DUTY TO PROVIDE FINANCIAL ACCOMMODATIONS.

9.1 Nothing contained herein or in any prior agreement or understanding between the Creditors shall be deemed to create any duty on the part of either Creditor to extend or continue to extend financial accommodations to the Debtor.

10. CHOICE OF LAW.

10.1 This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the Chosen State.

11. AMENDMENT AND WAIVER.

11.1 Only a writing signed by all parties hereto may amend this Agreement. No failure or delay in exercising any right hereunder shall impair any such right that Senior Creditor may have, nor shall any waiver by Senior Creditor hereunder be deemed a waiver of any default or breach subsequently occurring. Senior Creditor’s rights and remedies herein are cumulative and not exclusive of each other or of any rights or remedies that Senior Creditor would otherwise have.

12. CONSTRUCTION OF AGREEMENT.

12.1 This Agreement and all agreements relating to the subject matter hereof is the product of negotiation and preparation by and among each Party and its respective attorneys.

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13. BENEFITS OF THIS AGREEMENT.

13.1 This Agreement is solely for the benefit of and shall bind the Creditors and their respective successors and assigns and no other entity shall have any right, benefit, priority, or interest hereunder.

13.2 In the event that Senior Creditor assigns its rights hereunder in connection with an assignment of the Senior Creditor Obligations, the assignee (“Assignee”) shall enjoy the benefits hereof, without any requirement of the consent of the Subordinating Creditors so long as the Assignee notifies the Agent, for the benefit of the Subordinating Creditors:

13.2.1 Of such assignment, and

13.2.2 That the Assignee agrees to bound by the terms hereof as if it were the Senior Creditor.

14. TERM.

14.1 The subordination by Subordinating Creditors as set forth herein may only be terminated with the written consent of the Senior Creditor.

14.2 The Senior Creditor must consent to the termination of this subordination upon the occurrence of all of the following:

14.2.1 Payment in full of the Senior Creditor Obligations;

14.2.2 Termination of all security agreements securing the Senior Creditor Obligations.

14.2.3 Upon the occurrence of Sections 14.2.1 and 14.2.2, written receipt for a request for such consent is received by Senior Creditor from Subordinating Creditor.

15. ATTORNEYS FEES.

15.1 In the event that any Party finds it necessary to commence any action or proceeding and, in connection therewith, to retain counsel with respect to the interpretation, defense, or enforcement of this agreement, the prevailing Party shall recover its reasonable attorney’s fees and expenses from the unsuccessful Party. It shall be presumed (subject to rebuttal only by the introduction of competent evidence to the contrary) that the amount recoverable is the amount billed to the prevailing Party by its counsel and that such amount will be reasonable if based on the billing rates charged to the prevailing Party by its counsel in similar matters.

16. COUNTERPARTS.

16.1 This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any Party delivering such an executed counterpart of the signature page to this Agreement by facsimile to any other Party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other Party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

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17. NOTICE.

17.1 All notices shall be effective upon: (a) the sending of an email to one of the email addresses below or (b) delivery to a recognized overnight delivery service of a properly addressed notice, delivery prepaid, with instructions to make delivery on the next business day. For purposes hereof, the addresses of the parties are as set forth below or as may otherwise be specified from time to time in a writing sent by one party to the other in accordance with the provisions hereof:

Agent
Address:	156 W Saddle River Road Saddle River, New Jersey 07458
Attention:	Jeffrey S. Pazdro, Manager
Email:	jpazdro@egcmllc.com
Debtor
Address:	283 Country Rd 519 Belvidere, NJ 07823
Attention:	James E. Kras, Chief Executive Officer
Email:	JKras@ediblegarden.com
Senior Creditor
Address:	3242 S. Halladay St., Suite 202 Santa Ana, CA 92705
Attention:	CEO
Email:

[signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

Senior Creditor:	SAMENT CAPITAL INVESTMENTS, INC.

	By:	/s/ Francis Knuettel II
	Name:	Francis Knuettel II
	Title:	Chief Executive Officer

Debtor:	EDIBLE GARDEN AG INCORPORATED, a Delaware corporation

	By:	/s/ James E. Kras
	Name:	James E. Kras
	Title:	Chief Executive Officer

Agent:	EVERGREEN CAPITAL MANAGEMENT LLC,

	By:	/s/ Jeffrey S. Pazdro
	Name:	Jeffrey S. Pazdro
	Title:	Manager

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